FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD THIRD QUARTER FINANCIAL RESULTS

•         GAAP diluted EPS up 7.2% to $1.63, adjusted non-GAAP diluted EPS up 8.4% to $1.68

•         Affirms 2016 adjusted non-GAAP EPS guidance range

•         Introduces 2017 EPS guidance representing year-over-year growth of 17% to 19% on a GAAP basis, or growth of 9% to 11% on an adjusted non-GAAP basis

MELVILLE, N.Y., November 2, 2016 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners, today reported record third quarter financial results.

Net sales for the quarter ended September 24, 2016 were $2.9 billion, an increase of 6.7% compared with the third quarter of 2015.  This consisted of 7.7% growth in local currencies and a 1.0% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 6.0% and acquisition growth was 1.7% (see Exhibit A for details of sales growth).

Net income attributable to Henry Schein, Inc. for the third quarter of 2016 was $133.7 million, or $1.63 per diluted share on a GAAP basis.  This represents growth of 4.7% and 7.2%, respectively, compared with the third quarter of 2015.  Excluding restructuring costs of $5.4 million pretax, or $0.05 per diluted share, adjusted non-GAAP net income attributable to Henry Schein, Inc. for the third quarter of 2016 was $137.7 million, or $1.68 per diluted share. This represents growth of 5.5% and 8.4%, respectively, compared with adjusted non-GAAP  results for the third quarter of 2015.  Third quarter 2015 adjusted non-GAAP results exclude restructuring costs of $8.4 million pretax or $0.08 per diluted share, as well as a one-time income tax benefit, net of noncontrolling interest, of $3.8 million or $0.05 per diluted share (see Exhibit B for reconciliation of GAAP net income and EPS to adjusted non-GAAP  net income and EPS).

“We are pleased to report record financial results for the third quarter. We believe we continue to gain market share in each of our business groups as our company is well served by our diversified portfolio and an expanding global customer base,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.  “We are affirming guidance for 2016 adjusted non-GAAP diluted EPS growth of 10% to 11%, or 7% to 8% on a GAAP basis, compared to 2015 results.  In addition, we are pleased to introduce guidance for 2017 diluted EPS that represents growth of 17% to 19% on a GAAP basis, or 9% to 11% on an adjusted non-GAAP basis, both compared with the respective midpoints of 2016 guidance.”

Dental sales of $1.3 billion increased 5.1%, consisting of 5.6% growth in local currencies and a 0.5% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 3.9% and acquisition growth was 1.7%.  The 3.9% internal growth in local currencies included 4.4% growth in North America and 3.1% growth internationally.

“In North America, dental consumable merchandise internal sales growth in local currencies was 1.8%. Our decision to stop selling low-margin precious metals earlier this year negatively impacted our growth by approximately 50 basis points.  While the domestic dental consumable merchandise market continued to reflect somewhat slower than historical growth, the market appears to be stable.  Dental equipment sales and service internal sales growth in local currencies increased by 13.3%, and reflects acceleration of some sales into the quarter.  On an overall basis, we believe we outpaced the global dental market and we believe the fundamentals of our business strategy remain strong,” commented Mr. Bergman.

“International consumable merchandise internal sales growth in local currencies was 2.7%, and international equipment sales and service internal sales in local currencies increased 4.2% over the prior year,” added Mr. Bergman.

“During the third quarter we announced a definitive agreement to acquire an 80% ownership position in Marrodent, one of Poland's largest full-service dental distributors with 2015 sales of approximately $32 million. Marrodent marks the Company's entry into Poland's dental market, opening opportunities to approximately 20,000 dental offices, and building upon our presence following our 2014 entry into the animal health market in Poland,” he added.

Animal Health sales of $790.3 million increased 7.9%, consisting of 10.6% growth in local currencies and a 2.7% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 8.6% and acquisition growth was 2.0%.  The 8.6% internal growth in local currencies included 10.0% growth in North America and 7.2% growth internationally as we believe we continued to gain global market share.

“The 8.6% internal growth in local currencies reflects 6.9% growth when normalizing Animal Health results to account for the impact of certain products switching between agency sales and direct sales, including 6.6% growth in North America,” commented Mr. Bergman.  “International sales during the third quarter were up 11.0% in local currencies with internal growth complemented by strategic acquisitions.”

Medical sales of $639.6 million increased 7.1%, all internally generated and with no material impact from foreign currency exchange.

“We believe that Medical sales growth during the quarter was well in excess of the broader market, and reflects our ability to increase market share as we continue to capitalize on our exposure to large group practices, including Integrated Delivery Networks,” remarked Mr. Bergman.

Technology and Value-Added Services sales of $104.7 million increased 16.7%, including 18.3% growth in local currencies and a 1.6% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 7.6% and acquisition growth was 10.7%.

“Technology and Value-Added Services internal sales growth in local currencies was 7.0% in North America, highlighted by low double-digit growth in financial services, and 10.8% in our international business, primarily driven by software services revenue,” commented Mr. Bergman.  “Strategic acquisitions contributed to sales growth of nearly 18% in North America, including the contribution of Vetstreet, and more than 21% internationally, driven by RxWorks.”

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Stock Repurchase Plan

The Company announced that it repurchased approximately 1.2 million shares of its common stock during the third quarter at an average price of $163.62 per share, or approximately $193.0 million.  The impact of the repurchase of shares on third quarter diluted EPS was approximately one cent.

On October 19, 2016, Henry Schein announced that its Board of Directors authorized the repurchase of up to $400 million of shares of the Company’s common stock. This program is in addition to the $400 million repurchase program announced in December 2015, which has since been completed. Henry Schein’s share repurchase program demonstrates its long-term commitment to create further value for shareholders and reflects the Company’s confidence in the long-term prospects of its business.

Year-to-Date Results

Net sales for the first nine months of 2016 were $8.5 billion, an increase of 8.6% compared with the first nine months of 2015.  This consisted of 9.7% growth in local currencies and a decline of 1.1% related to foreign currency exchange.  In local currencies, internally generated sales increased 7.6% and acquisition growth was 2.1%.

Net income attributable to Henry Schein, Inc. for the first nine months of 2016 was $367.6 million, or $4.47 per diluted share on a GAAP basis, an increase of 5.3% and 8.0%, respectively, compared with the first nine months of 2015.  Excluding restructuring costs of $29.8 million pretax or $0.27 per diluted share, adjusted non-GAAP net income attributable to Henry Schein, Inc. for the first nine months of 2016 was $389.9 million or $4.74 per diluted share, an increase of 7.7% and 10.2%, respectively, compared with the first nine months of 2015, excluding restructuring costs and an income tax benefit (see Exhibit B for reconciliation of GAAP net income and EPS to adjusted non-GAAP  net income and EPS).

2016 EPS Guidance

Henry Schein today introduced 2016 GAAP diluted EPS guidance and affirmed 2016 adjusted non-GAAP diluted EPS guidance, as follows:

•         GAAP diluted EPS attributable to Henry Schein, Inc. is expected to be $6.11 to $6.16 for 2016, which represents growth of 7% to 8% compared with GAAP diluted EPS of $5.69 for 2015.  Adjusted non-GAAP  diluted EPS attributable to Henry Schein, Inc., excluding restructuring costs ranging from $0.42 to $0.46 per diluted share, is expected to be $6.55 to $6.60 for 2016, which represents growth of 10% to 11% compared with adjusted non-GAAP  diluted EPS of $5.96 for 2015.

•         Guidance for GAAP and adjusted non-GAAP 2016 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any. Guidance also assumes foreign exchange rates that are generally consistent with current levels.

•         Henry Schein expects current restructuring activities to be completed in 2016.

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2017 EPS Guidance

Henry Schein today introduced 2017 financial guidance, as follows:

•         2017 diluted EPS attributable to Henry Schein, Inc. is expected to be $7.17 to $7.30.  Since we do not expect to incur restructuring costs in 2017, we are not separately providing non-GAAP guidance. This guidance reflects growth of 17% to 19% on a GAAP basis and growth of 9% to 11% on a non-GAAP basis when compared with the midpoint of the Company’s respective GAAP and adjusted non-GAAP diluted 2016 guidance ranges.

•         Guidance for 2017 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any. Guidance also assumes foreign exchange rates that are generally consistent with current levels.

Third Quarter Conference Call Webcast

The Company will hold a conference call to discuss third quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call through Henry Schein’s website at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

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About Henry Schein, Inc.

Henry Schein, Inc. (NASDAQ:HSIC) is the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites. A Fortune 500® Company and a member of the S&P 500® and the NASDAQ 100® indexes, Henry Schein employs more than 19,000 Team Schein Members and serves more than 1 million customers.

The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 110,000 branded products and Henry Schein private-brand products in stock, as well as more than 150,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.

Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 33 countries. The Company’s sales reached a record $10.6 billion in 2015, and have grown at a compound annual rate of approximately 15% since Henry Schein became a public company in 1995. For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenryScheinand @HenrySchein on Twitter.

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Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with political and economic uncertainty arising from the outcome of the referendum on the membership of the United Kingdom in the European Union; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

CONTACTS:        Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Gerard Meuchner

Vice President, Chief GlobalCommunicationsOfficer

gerard.meuchner@henryschein.com

(631) 390-8227

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 24,	September 26,	September 24,	September 26,
	2016	2015	2016	2015

Net sales	$2,865,148	$2,685,835	$8,450,734	$7,778,801
Cost of sales	2,075,657	1,936,927	6,078,622	5,565,820
Gross profit	789,491	748,908	2,372,112	2,212,981
Operating expenses:
Selling, general and administrative	583,400	551,588	1,784,709	1,657,180
Restructuring costs	5,370	8,438	29,811	22,522
Operating income	200,721	188,882	557,592	533,279
Other income (expense):
Interest income	3,141	3,129	10,045	9,841
Interest expense	(7,488)	(6,297)	(21,982)	(18,850)
Other, net	(199)	(277)	3,206	(334)
Income before taxes and equity in earnings
of affiliates	196,175	185,437	548,861	523,936
Income taxes	(56,601)	(49,232)	(159,099)	(152,143)
Equity in earnings of affiliates	5,717	5,191	13,160	10,791
Net income	145,291	141,396	402,922	382,584
Less: Net income attributable to noncontrolling interests	(11,578)	(13,661)	(35,360)	(33,474)
Net income attributable to Henry Schein, Inc.	$133,713	$127,735	$367,562	$349,110

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.65	$1.54	$4.52	$4.20
Diluted	$1.63	$1.52	$4.47	$4.14

Weighted-average common shares outstanding:
Basic	80,896	82,858	81,300	83,042
Diluted	81,855	84,084	82,317	84,312

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 24,	December 26,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$76,192	$72,086
Accounts receivable, net of reserves of $78,460 and $77,008	1,367,604	1,229,816
Inventories, net	1,468,312	1,509,957
Deferred income taxes	-	58,159
Prepaid expenses and other	373,847	361,082
Total current assets	3,285,955	3,231,100
Property and equipment, net	324,108	318,476
Goodwill	1,975,566	1,907,593
Other intangibles, net	593,260	592,971
Investments and other	454,704	454,600
Total assets	$6,633,593	$6,504,740

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$931,090	$1,005,798
Bank credit lines	333,123	328,631
Current maturities of long-term debt	17,460	17,331
Accrued expenses:
Payroll and related	249,938	258,416
Taxes	158,157	161,760
Other	349,887	375,061
Total current liabilities	2,039,655	2,146,997
Long-term debt	718,024	463,752
Deferred income taxes	143,612	252,862
Other liabilities	257,755	212,121
Total liabilities	3,159,046	3,075,732

Redeemable noncontrolling interests	571,369	542,194
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
80,644,289 outstanding on September 24, 2016 and
82,415,320 outstanding on December 26, 2015	806	824
Additional paid-in capital	119,918	207,374
Retained earnings	2,996,773	2,895,997
Accumulated other comprehensive loss	(222,180)	(219,939)
Total Henry Schein, Inc. stockholders' equity	2,895,317	2,884,256
Noncontrolling interests	7,861	2,558
Total stockholders' equity	2,903,178	2,886,814
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$6,633,593	$6,504,740

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 24,	September 26,	September 24,	September 26,
	2016	2015	2016	2015

Cash flows from operating activities:
Net income	$145,291	$141,396	$402,922	$382,584
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	42,431	42,716	125,829	118,891
Stock-based compensation expense	16,171	13,079	43,627	35,080
Provision for losses on trade and other
accounts receivable	946	588	1,736	2,878
Benefit from deferred income taxes	(8,767)	(7,697)	(13,425)	(7,818)
Equity in earnings of affiliates	(5,717)	(5,191)	(13,160)	(10,791)
Distributions from equity affiliates	5,767	5,203	12,104	11,316
Changes in unrecognized tax benefits	1,399	4,244	4,252	8,541
Other	6,433	2,269	8,392	7,131
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	(74,884)	(56,438)	(131,586)	(111,890)
Inventories	14,118	(105,244)	48,513	(108,268)
Other current assets	3,095	(37,136)	(35,781)	(63,485)
Accounts payable and accrued expenses	31,798	109,639	(102,470)	24,361
Net cash provided by operating activities	178,081	107,428	350,953	288,530

Cash flows from investing activities:
Purchases of fixed assets	(18,345)	(18,734)	(44,525)	(52,164)
Payments for equity investments and business
acquisitions, net of cash acquired	(34,102)	(80,762)	(126,543)	(142,078)
Proceeds from sales of available-for-sale securities	-	-	-	20
Other	(7,001)	(6,068)	(8,766)	(9,247)
Net cash used in investing activities	(59,448)	(105,564)	(179,834)	(203,469)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	94,205	54,909	(3,274)	4,920
Proceeds from issuance of long-term debt	16,000	10,000	260,000	135,000
Debt issuance costs	-	-	(233)	(150)
Principal payments for long-term debt	(1,372)	(1,342)	(9,293)	(70,585)
Proceeds from issuance of stock upon exercise
of stock options	695	767	9,754	11,625
Payments for repurchases of common stock	(192,992)	(37,656)	(350,001)	(150,863)
Excess tax benefits related to stock-based
compensation	(463)	-	(463)	2,932
Distributions to noncontrolling shareholders	(6,206)	(7,635)	(26,366)	(22,316)
Acquisitions of noncontrolling interests in subsidiaries	(15,633)	(313)	(51,265)	(8,570)
Net cash provided by (used in) financing activities	(105,766)	18,730	(171,141)	(98,007)

Effect of exchange rate changes on cash and
cash equivalents	(235)	(7,181)	4,128	(16,047)
Net change in cash and cash equivalents	12,632	13,413	4,106	(28,993)
Cash and cash equivalents, beginning of period	63,560	47,068	72,086	89,474
Cash and cash equivalents, end of period	$76,192	$60,481	$76,192	$60,481
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD Sales

Henry Schein, Inc.
2016 Third Quarter
Sales Summary
(in thousands)
(unaudited)

Q3 2016 over Q3 2015

Global	Q3 2016	Q3 2015	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,330,525	$1,266,321	5.1%	-0.5%	5.6%	1.7%	3.9%

Animal Health	790,279	732,533	7.9%	-2.7%	10.6%	2.0%	8.6%

Medical	639,648	597,243	7.1%	0.0%	7.1%	0.0%	7.1%

Total Health Care Distribution	2,760,452	2,596,097	6.3%	-1.1%	7.4%	1.4%	6.0%

Technology and value-added services	104,696	89,738	16.7%	-1.6%	18.3%	10.7%	7.6%

Total Global	$2,865,148	$2,685,835	6.7%	-1.0%	7.7%	1.7%	6.0%

North America	Q3 2016	Q3 2015	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$879,612	$836,953	5.1%	0.0%	5.1%	0.7%	4.4%

Animal Health	403,901	366,736	10.1%	0.0%	10.1%	0.1%	10.0%

Medical	622,903	580,095	7.4%	0.0%	7.4%	0.0%	7.4%

Total Health Care Distribution	1,906,416	1,783,784	6.9%	0.0%	6.9%	0.4%	6.5%

Technology and value-added services	88,066	74,770	17.8%	0.0%	17.8%	10.8%	7.0%

Total North America	$1,994,482	$1,858,554	7.3%	0.0%	7.3%	0.8%	6.5%

International	Q3 2016	Q3 2015	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$450,913	$429,368	5.0%	-1.6%	6.6%	3.5%	3.1%

Animal Health	386,378	365,797	5.6%	-5.4%	11.0%	3.8%	7.2%

Medical	16,745	17,148	-2.4%	-1.5%	-0.9%	0.0%	-0.9%

Total Health Care Distribution	854,036	812,313	5.1%	-3.4%	8.5%	3.6%	4.9%

Technology and value-added services	16,630	14,968	11.1%	-10.1%	21.2%	10.4%	10.8%

Total International	$870,666	$827,281	5.2%	-3.5%	8.7%	3.7%	5.0%

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Exhibit A - YTD Sales

Henry Schein, Inc.
2016 Third Quarter Year to Date
Sales Summary
(in thousands)
(unaudited)

Q3 2016 YTD over Q3 2015 YTD

Global	Q3 2016 YTD	Q3 2015 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$4,005,468	$3,837,137	4.4%	-0.9%	5.3%	1.5%	3.8%

Animal Health	2,415,290	2,165,415	11.5%	-2.3%	13.8%	3.7%	10.1%

Medical	1,716,590	1,511,295	13.6%	0.0%	13.6%	0.0%	13.6%

Total Health Care Distribution	8,137,348	7,513,847	8.3%	-1.1%	9.4%	1.8%	7.6%

Technology and value-added services	313,386	264,954	18.3%	-1.2%	19.5%	11.8%	7.7%

Total Global	$8,450,734	$7,778,801	8.6%	-1.1%	9.7%	2.1%	7.6%

North America	Q3 2016 YTD	Q3 2015 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$2,580,034	$2,473,565	4.3%	-0.5%	4.8%	0.6%	4.2%

Animal Health	1,249,146	1,080,660	15.6%	0.0%	15.6%	0.5%	15.1%

Medical	1,662,676	1,457,474	14.1%	0.0%	14.1%	0.0%	14.1%

Total Health Care Distribution	5,491,856	5,011,699	9.6%	-0.2%	9.8%	0.4%	9.4%

Technology and value-added services	264,191	219,589	20.3%	-0.2%	20.5%	12.7%	7.8%

Total North America	$5,756,047	$5,231,288	10.0%	-0.3%	10.3%	0.9%	9.4%

International	Q3 2016 YTD	Q3 2015 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,425,434	$1,363,572	4.5%	-1.7%	6.2%	3.0%	3.2%

Animal Health	1,166,144	1,084,755	7.5%	-4.4%	11.9%	6.8%	5.1%

Medical	53,914	53,821	0.2%	-1.0%	1.2%	0.0%	1.2%

Total Health Care Distribution	2,645,492	2,502,148	5.7%	-2.9%	8.6%	4.6%	4.0%

Technology and value-added services	49,195	45,365	8.4%	-6.7%	15.1%	7.7%	7.4%

Total International	$2,694,687	$2,547,513	5.8%	-2.9%	8.7%	4.7%	4.0%

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Exhibit B

Henry Schein, Inc.
2016 Third Quarter and Year-to-Date
Reconciliation of reported GAAP net income and diluted EPS attributable to Henry Schein, Inc. to non-GAAP net income and diluted EPS attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Third Quarter			Year-to-Date
			%			%
	2016	2015	Growth	2016	2015	Growth
Net Income attributable to Henry Schein, Inc.	$133,713	$127,735	4.7%	$367,562	$349,110	5.3%
Diluted EPS attributable to Henry Schein, Inc.	$1.63	$1.52	7.2%	$4.47	$4.14	8.0%

Non-GAAP Adjustments
Restructuring costs - Pre-tax	$5,370	$8,438		$29,811	$22,522
Income tax benefit for restructuring costs	(1,343)	(1,818)		(7,453)	(5,631)
One-time tax benefit (1)	-	(3,802)		-	(3,802)

Total non-GAAP adjustments to Net Income
attributable to Henry Schein, Inc.	$4,027	$2,818		$22,358	$13,089

Total non-GAAP adjustments to diluted EPS
attributable to Henry Schein, Inc.	$0.05	$0.03		$0.27	$0.16

Non-GAAP Net Income attributable to Henry Schein, Inc.	$137,740	$130,553	5.5%	$389,920	$362,199	7.7%
Non-GAAP diluted EPS attributable to Henry Schein, Inc.	$1.68	$1.55	8.4%	$4.74	$4.30	10.2%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(1)

Represents a one-time income tax benefit of $6,337 from a favorable tax ruling received during Q3 2015 by a subsidiary, net of noncontrolling interest of $2,535, resulting in a net income effect of $3,802.

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